Exhibit 10.11
FANNIE MAE
SUPPLEMENTAL PENSION PLAN
Code Section 409A Amendment
     Pursuant to Section 5.5 of the Fannie Mae Supplemental Pension Plan (the “Plan”), Fannie Mae hereby amends the Plan, effective January 1, 2009, as follows:
     1. A new Section 2.1A is hereby added to read in its entirety as follows:
     “2.1A. “Actuarial Equivalent” means a benefit which is of equal value to a benefit otherwise payable in a different form or commencing at a different time under the Plan, based on the applicable mortality tables and interest factors (or other reduction factors) set forth in the Retirement Plan and in effect on the date of the Participant’s Separation from Service with the Corporation.”
     2. A new Section 2.11A is hereby added to read in its entirety as follows:
     “2.11A. “Separation from Service” means and correlative terms mean a “separation from service” (as that term is defined at Section 1.409A-1(h) of the Treasury Regulations) from the Corporation and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Corporation under Section 1.409A-1(h)(3) of the Treasury Regulations). The Administrator may, but need not, elect in writing, subject to the applicable limitations under Section 409A of the Code (“Section 409A”), any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed part of the Plan.”
     3. A new Section 2.11B is hereby added to read in its entirety as follows:
     “2.11B. “Specified Employee” means an individual determined by the Administrator or its delegate to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A. The Administrator may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(i) of the Treasury Regulations for purposes of determining “specified employee” status. Any such written election shall be deemed part of the Plan.”
     4. Section 3.2 is hereby amended in its entirety to read as follows:

     “A Participant shall receive a benefit under this Plan calculated as of the date of his or her Separation from Service equal to the Actuarial Equivalent of the Participant’s Unrestricted Benefit reduced (but not below zero) by the sum of the Actuarial Equivalents of each of the following amounts: (i) the Participant’s Qualified Plan Benefit, including for this purpose the annual amount of any payment which he or she is then entitled to receive from the Corporation pursuant to Section 4.1(g) of the Federal National Mortgage Association Career Deferred Compensation Plan and/or the Federal National Mortgage Association Elective Deferred Compensation Plan or any successor provision to said section of said plans), and (ii) the Participant’s vested benefits, if any, accrued under the Executive Pension Plan of the Federal National Mortgage Association.”
     5. Section 3.4 is hereby amended in its entirety to read as follows:
     “3.4. Commencement of Benefit Payments. Except for a Participant whose benefit is payable pursuant to an effective “transition-period payment election” or a “Window Program payment election” (both as hereinafter defined), payment of benefits under the Plan shall commence within thirty (30) days of the date the Participant attains age 55 or, if later, the date of his or her Separation from Service. Payment of benefits to a Participant who, consistent with Section 409A and the transition rules thereunder, (i) was permitted during 2007 or 2008 to elect to have his or her benefit hereunder payable commence at an alternative time and who made such election in writing and in a form and manner acceptable to the Committee on or before December 31, 2008 (a “transition-period payment election”) or (ii) was permitted to elect to have his or her benefit hereunder payable commence at an alternative time under the 2007 Retirement Window Program and who made such election in writing and consistent with all the terms and conditions of the 2007 Retirement Window Program (a “Window Program payment election”) shall commence to receive payment of benefits under the Plan consistent with the terms of such transition-period or Window Program payment election. For the avoidance of doubt, no Participant who is or may be eligible to receive a benefit under the Fannie Mae Executive Pension Plan shall be eligible to make a transition-period payment election under this Section 3.4. Notwithstanding the foregoing, a Participant may subsequently elect to change his or her transition-period payment election if and only if such change (i) shall not take effect for at least twelve (12) months after the date on which the subsequent election is made; (ii) is made at least twelve (12) months prior to the date on which the first payment was scheduled to be paid (“transition election payment date”) and (iii) results in a new payment date that is delayed by at least five years, as measured from the transition election payment date; provided that no such change of election shall be effective if such change would result in a form of benefit payment under the Plan that varies from, as of the date the first annuity payment is made, the form of benefit payment that applies to amounts payable to a Participant pursuant to another “nonaccount balance plan” (as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations) with which the Plan is required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations). Notwithstanding the foregoing or any provision of the Plan to the contrary, in the case of a Participant who is a Specified Employee, payment of such Participant’s benefit owing to a Separation from Service with the Corporation on or after January 1, 2009 shall not commence before the date which is six (6) months and one (1) day after the date of such Separation from Service or, if earlier than the end of such period, the date of death of such Participant (“delayed payment date”). A Participant whose benefit is subject to the six-month delay described in the immediately preceding sentence shall receive, on the delayed payment date, a lump sum equal to all amounts that would have been paid during the period of the delay if the delay were not required.”
     6. Section 3.5 is hereby amended in its entirety to read as follows:
     “3.5. Form of Benefit Payments.
     (a) Available Forms of Payment. The benefit payable under the Plan shall be the Actuarial Equivalent of the benefit determined under Sections 3.2 and 3.3 and shall be paid in one of the following forms:
     (i) Single Life Annuity (i.e., an annuity which provides an amount of monthly income for the life of the Participant, with the last payment to be made on the first day of the month in which the Participant’s death occurs);
     (ii) 50% Joint and Survivor Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant with a survivor annuity for the life of the person designated by the Participant to receive an annuity upon the Participant’s death (“co-annuitant”) which is equal to fifty percent (50%) of the monthly amount of benefit payable during the joint lives of the Participant and his or her co-annuitant);
     (iii) 75% Joint and Survivor Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant and in the event the Participant predeceases his or her co-annuitant, a monthly benefit for the life of the co-annuitant that is 75% of the monthly amount of benefit payable during the Participant’s life);
     (iv) 100% Contingent Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant and in the event the Participant predeceases his or her co-annuitant, a monthly benefit for the life of the co-annuitant that is 100% of the monthly amount of benefit payable during the Participant’s life); or
     (v) 10 Year Certain and Continuous Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant with the provision that not less than one hundred twenty (120) monthly payments shall be made in any event to the Participant and the person properly designated by the Participant to receive a benefit from the Plan upon the Participant’s death (“beneficiary”)). If the Participant’s designated beneficiary predeceases the Participant and the Participant dies before having received the entire benefit to which the Participant is entitled, the beneficiary of the lump sum Actuarial Equivalent of the remainder of such benefit shall be the estate of the Participant. If the beneficiary survives the Participant but dies before having received the entire benefit to which such beneficiary is entitled, the beneficiary of the lump sum Actuarial Equivalent of the remainder of such benefit shall be the estate of the beneficiary.
     (b) Election Provisions. The form in which a Participant’s benefit under the Plan is paid shall be determined as follows:
     (i) Except as otherwise elected in accordance with this Section 3.5(b), each Participant’s benefit hereunder shall be paid in the form of a single life annuity as described in Section 3.5(a)(i) above.
     (ii) A Participant may, to the extent consistent with Section 409A, elect in writing, in a form and manner acceptable to the Committee or its delegate, to have his or her benefit hereunder payable in another such annuity form that is available under Section 3.5(a), provided that no such change of election shall be effective if made on or after the date on which the first annuity payment is made (or would have been made in the absence of a delay occasioned by the Participant’s status as a Specified Employee) and further provided that no such change of election shall be effective if such change would result in a form of benefit payment under the Plan that varies from, as of the date the first annuity payment is made, the form of benefit payment that applies to amounts payable to a Participant pursuant to another “nonaccount balance plan” (as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations) with which the Plan is required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations).”
     7. A new Section 3.6 is hereby added to read in its entirety as follows:
     “3.6. Pre-Retirement Death Benefit. In the case of a Participant who dies prior to the commencement of his or her benefits under Section 3.4 above, his or her designated surviving spouse or domestic partner who is eligible to commence receiving a benefit under the Retirement Plan will be entitled to receive a single life annuity based on the life of such surviving spouse or domestic partner, with annual payments equal to 50% of the annual payments that would have been payable to the Participant pursuant to Section 3.2 above had the Participant survived until, and commenced receiving a 50% Joint and Survivor Annuity with his or her surviving spouse or domestic partner as co-annuitant on, the spouse or domestic partner’s benefit commencement date (as determined in the following sentence). The pre-retirement death benefit payable under this Section 3.6 shall commence within thirty (30) days of the date the Participant dies or, if later, the date the Participant would have attained age 55.”
     8. A new Section 3.7 is hereby added to read in its entirety as follows:
     “3.7 Cashout of Small Amounts. If, at the time a Participant’s benefits are scheduled to commence under Section 3.4 or a spouse’s or domestic partner’s benefits are scheduled to commence under Section 3.6, the present value of his or her benefit hereunder payable (including any other amounts payable to a Participant pursuant to another “nonaccount balance plan” (as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations) with which the Plan is required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations) is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, the Participant, spouse or domestic partner shall receive such present value in the form of a single lump-sum payment as soon as administratively practicable, but in no event later than ninety (90) days after the date benefits would have otherwise been scheduled to commence under Section 3.4 or Section 3.6.”
     9. Section 5.5 is hereby amended in its entirety to read as follows:
     “5.5. Amendment or Termination. The Board may, with prospective or retroactive effect, amend, suspend, or terminate the Plan or any portion thereof at any time, and delegates to the Committee the authority to adopt amendments which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided (i) any such amendment does not significantly affect the cost to the Corporation of maintaining the Plan and would not be inconsistent with the applicable provisions of Section 409A, and (ii) upon termination of the Plan as a whole or with respect to any Participant or group of Participants, payments will be accelerated only to the extent permitted by Section 409A. However, no amendment, suspension or termination of the Plan shall without the consent of a Participant impair or adversely affect any benefits accrued under the Plan as of the date of such action (determined as if the Participant then employed had Separated from Service as of the date of such amendment, suspension or termination).”

     10. A new paragraph is hereby added to Section 5.8 to read in its entirety as follows:
     “If at any time the Plan fails to meet the requirements of Section 409A and the regulations thereunder, the Committee or its delegate may accelerate the payment of benefits under the Plan, in an amount not to exceed the amount required to be included in the Participants’ income as a result of such failure. For the avoidance of doubt, no Participant will have any discretion, nor have any direct or indirect election, as to whether a payment will be accelerated under this Section 5.8.”
     11. A new Section 5.13 is hereby added to read in its entirety as follows:
     “5.13. Compliance with Section 409A.
     (a) Notwithstanding any provision of the Plan to the contrary, a Participant whose benefits under the Plan were fully earned and vested prior to January 1, 2005 and not materially modified after October 3, 2004 (“grandfathered benefits”) and who has no benefits other than grandfathered benefits under the Plan shall have his or her benefits administered and distributed pursuant to the terms of the Plan that were in effect on December 31, 2004 and applicable to such benefits, subject only to such amendments, if any, as do not constitute a “material modification” for purposes of Section 1.409A-6(a)(4) of the Treasury Regulations and that are identified as applying to the grandfathered benefits. In the case of any Participant described in this Section 5.13(a), such Participant’s grandfathered benefits are intended to be grandfathered for purposes of Section 409A and therefore exempt from Section 409A. In determining what amounts were earned and vested as of December 31, 2004, the rules of Section 1.409A-6(a)(3) of the Treasury Regulations will apply.
     (b) In the case of a Participant who has any benefit earned or vested on or after January 1, 2005, no portion of such Participant’s benefits under the Plan shall be treated as a grandfathered benefit for purposes of Section 409A and the entirety of such Participant’s benefits shall be administered and distributed pursuant to the Plan as it may be amended from time to time.
     (c) To the extent that benefits are not grandfathered, the Plan is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. For purposes of administering the payment timing and form provisions in respect of benefits that are not grandfathered, the Plan shall be construed as a “nonaccount balance plan” as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations and aggregated with such other nonaccount balance plans as are required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations.”